Exhibit 10.3

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 dated July 18, 2014 (this “Amendment”) is to the Asset Purchase Agreement, dated as of June 30, 2014, entered into by and among Stryker Corporation, a Michigan corporation (“Stryker”), Stryker Biotech L.L.C., a Michigan limited liability company (“Seller”), and Mariel Therapeutics, Inc., a Delaware corporation (“Purchaser”) (the “Asset Purchase Agreement”). Seller, Stryker and Purchaser are herein referred to individually as a “Party” and collectively as the “Parties.” All terms used, but not defined, herein shall have the respective meanings set forth in the Asset Purchase Agreement.

WHEREAS, at the Closing, Purchaser delivered to Seller the Secured Promissory Note (the “Note”) in lieu of the payment of the first $500,000 of the Upfront Purchase Price;

WHEREAS, an Event of Default has occurred under Section 5(a) of the Note as a result of the failure of Purchaser to pay the outstanding principal of and interest due and payable under the Note on the Maturity Date, as defined in the Note (July 14, 2014) (the “Maturity Date”); and

WHEREAS, the Parties have agreed to amend and restate the Note and the Asset Purchase Agreement to extend the Maturity Date in consideration for an acceleration of a certain portion of the second Upfront Purchase Price payment under Section 2.04(a)(iii) of the Asset Purchase Agreement.

NOW, THEREFORE, Purchaser, Seller and Stryker desire to amend the to amend Asset Purchase Agreement in certain respects as set forth below and the Asset Purchase Agreement is hereby amended as follows:

1.1              Section 2.04(a) of the Asset Purchase Agreement shall be amended by deleting such subsection in its entirely and replacing it with the following:

(a)                Upfront Purchase Price. The upfront purchase price for the Purchased Assets shall be $1,500,000 (the “Upfront Purchase Price”), (i) $500,000 of which shall be paid by Purchaser to Seller at the Closing by the Secured Promissory Note, (ii) $100,000 of which shall be held back by Purchaser and shall be released and paid to Seller on or before July 31, 2014, (iii) $400,000 of which shall be held back by Purchaser and shall be released and paid to Seller within thirty (30) days after the Technology Transfer Completion Date provided that Seller has delivered to Purchaser the thirteen (13) one-liter bottles containing the 2010 lot of serum-free BMP-7 protein (the “Serum Free Assets”) and (iv) $500,000 of which shall be held back by Purchaser and shall be released and paid to Seller on the earlier of (x) December 31, 2014 and (y) the completion of an initial public offering of Purchaser’s securities. For the avoidance of doubt, no payment shall be due to Seller pursuant to Section 2.04(a)(iii), unless Seller has delivered the Serum Free Assets to Purchaser. The Upfront Purchase Price shall be non-refundable and non-creditable, except as set forth in Section 7.

1.2              If any provision of this Amendment, as applied to any of the Parties or to any circumstance, is declared by a Court of competent jurisdiction to be illegal, unenforceable or void, this Amendment will continue in full force and effect without said provision.

1

1.3              Except as otherwise expressly modified by this Amendment, all terms and provisions of the Asset Purchase Agreement shall remain in full force and effect.

1.4              All references to the Asset Purchase Agreement shall hereinafter be deemed to be references to the Asset Purchase Agreement as amended by this Amendment.

1.5              This Amendment may be signed in any number of counterparts, including by facsimile copies or by electronic scan copies delivered by Email, each of which will be deemed an original, with the same effect as if the signatures were upon the same instrument.

[Remainder of the page intentionally left blank; signature page follows]

2

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by its respective duly authorized officer as of the date first set forth above.

Stryker Corporation By: /s/ Scott Bruder Name: Scott Bruder, MD, Ph.D. Title: Chief Medical and Scientific Officer

Stryker Biotech L. L. C. By: /s/ James Kemler Name: James Kemler Title: Chief Executive Officer

Mariel Therapeutics, Inc. By: /s/ Joseph Hernandez Name: Joseph Hernandez Title: Executive Chairman

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]

3